CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


 We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the inclusion of our report dated April 25,2006 for Market Vectors-Gold Miners ETF in this Registration Statement (Form N- 1A No. 333- 123257) of Market Vectors ETF Trust.




                                  /s/ Ernst & Young LLP
                                  ---------------------
                                  ERNST & YOUNG LLP


New York, New York
May 10, 2006